Exhibit 10.20

                      DEVELOPMENT AND PURCHASING AGREEMENT

                                 BY AND BETWEEN

                               COMDIAL CORPORATION

                                       AND

                               HARRIS CORPORATION
                       DIGITAL TELEPHONE SYSTEMS DIVISION


         This Development and Purchasing Agreement is made and entered into as of February 21, 1997, by and between HARRIS CORPORATION, DIGITAL TELEPHONE SYSTEMS DIVISION (hereinafter referred to as "Buyer"), a corporation organized under the laws of the State of Delaware and having its principal place of business at 300 Bel Marin Keys Boulevard, Novato, California 94949, and COMDIAL CORPORATION (hereinafter referred to as "Seller"), a corporation organized under the laws of the State of Delaware and having its principal place of business at 1180 Seminole Trail, Charlottesville, Virginia 22901.

                                    RECITALS

         A. Each of Seller and Buyer is engaged in the business of developing, manufacturing and selling telecommunications equipment and products.

         B. Seller is presently developing the Boston Product Line.

         C. Buyer desires to engage Seller to modify certain components of the Boston Product Line in accordance with technical specifications provided by Buyer in order to develop, engineer, manufacture and support a line of proprietary digital telephones for sale by Seller exclusively to Buyer, and Seller desires to accept such engagement, all on the terms and conditions set forth in this Agreement (which, together with the Attachments attached hereto, is referred to as the "Agreement").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises, mutual covenants, representations, warranties and agreements set forth in this Agreement, Buyer and Seller agree as follows:

1.0      DEFINITIONS

         The capitalized terms used in this Agreement shall have the meanings set forth on Attachment A, unless otherwise expressly defined herein or unless the context clearly requires an alternate meaning.

2.0      DOCUMENTS INCLUDED

         2.1. This Agreement consists of this document, all written amendments, modifications and supplements hereto, all change orders, all Purchase Orders and all Attachments listed below, each of which is integrated and made a part of the Agreement and all of which together constitute the Agreement.

                  Attachment A              Definitions
                  Attachment B              Statement
                                            of Work,  dated as of  February  21,
                                            1997,  approved  by both  Seller and
                                            Buyer
                  Attachment C              Estimated  Product  Requirements and
                                            Product Pricing
                  Attachment D              Form of Purchase Order
                  Attachment E              Form  of   Seller's   New   Products
                                            Release for Shipment Form
                  Attachment F              Repair  Prices  for Out of  Warranty
                                            Repairs
                  Attachment G              Engineering Schedule
                  Attachment H              New Products Release Schedule

         2.2. If a conflict or inconsistency exists among the terms and conditions of this Agreement (excluding the Statement of Work and any Purchase Orders), the Statement of Work, or any Purchase Order, the following order of precedence shall govern and control interpretation of the documents: (i) the terms of the Agreement shall prevail over the terms of both the Statement of Work and any Purchase Order, (ii) the terms of the Statement of Work shall prevail over the terms of any Purchase Order. Notwithstanding the foregoing, the parties may mutually agree in writing to a different order of precedence for any Purchase Order.

3.0      PRODUCT DEVELOPMENT AND DESIGN

         3.1. Seller has previously provided to Buyer copies of the hardware specifications for the Boston Product Line entitled "Electrical Product Specification for Boston," dated October 28, 1996, and software specifications for Buyer's Impact telephones entitled "Impact Telephone Communications (8012S, 8112S, 8024S, 8124S)," dated May 29, 1996.

         3.2. Buyer has provided or shall provide Seller on an ongoing basis with complete, accurate and updated technical and functional descriptions of the Products to be developed and manufactured by Seller, including all necessary deviations from or changes to the hardware and software specifications set forth in Section , all in sufficient detail to permit Seller to design and develop Products for Buyer's 20-20 product line. The statement of work attached hereto as Attachment B (the "Statement of Work") is incorporated into this Agreement.

                  3.2.1. Seller shall have at least ten (10) Business Days to review and accept any technical and/or functional descriptions of the Products which Buyer provides to Seller after the date of this Agreement. Buyer shall reimburse Seller for any additional NRE Expenses which Seller reasonably expects to incur as a result of incorporating such additional technical and functional requirements into the Products.

         3.3. Based on the Statement of Work, Seller will be responsible for the design, development and engineering of the Products so that they meet the following requirements:

                  3.3.1. The Products will meet the specifications set forth in the Statement of Work, including, but not limited to, the description of functions and features, and will perform satisfactorily in accordance with the performance criteria and testing requirements set forth in the Statement of Work; and

                  3.3.2. The Products will be designed and developed in accordance with industry standards set forth in Statement of Work.

         3.4.  Buyer and Seller  shall assist and  cooperate  with each other as
reasonably   necessary  to  develop  the  Products  and  meet  their  respective obligations under this Agreement and the Statement of Work.

         3.5. Seller shall be responsible for design, development and engineering of all hardware associated with the modification of certain components of the Boston Product Line to comply with and conform to the Statement of Work, including the following specific tasks:

                  3.5.1. Manufacture plastic cases for the Products with Buyer's logo. Buyer and Seller shall mutually agree on the colors of the plastic cases that will be standard colors for purposes of this Agreement.

                  3.5.2. Redesign certain aspects of the hardware of the Boston Product Line as required for the Products, including redesigning the line interface and transmission characteristics required for the Products to be compatible with Buyer's PBX, redesigning the power supply to support the 44 volt to 56 volt operational range of Buyer's PBX, redesigning the microprocessor to support the download feature of Buyer's PBX, designing a liquid crystal display to support 2 X 20 LCD messages from Buyer's PBX, and, if required, redesigning the headset/handset jack interface.

                  3.5.3. Design new printed circuit board ("PCB") layouts for all models of the Products, but only if the PCB layouts used in the Boston Product Line will not function with Buyer's 20-20 product line.

                  3.5.4. Build and test prototypes of all models of the Products.

                  3.5.5. Provide Buyer with test data and technical  information
         to  assist  Buyer  in  obtaining   necessary   governmental  and  other
         certifications and permits for the Products.

                  3.5.6. Provide Buyer with three (3) documentation packages containing a stock list, drawings and circuit description of the PCB assembly for each model of the Products.

                  3.5.7. Permit Buyer to use the Boston Firmware source code and provide Buyer with engineering support related to the Boston Product Line's speakerphone and associated software drivers for the sole purpose of allowing Buyer to develop firmware for the Novato Product Line.

                  3.5.8. Provide all technical changes or modifications to the Products and all required engineering support which are necessary for Buyer to obtain the approvals, licenses, certifications or permits set forth in subparagraphs and .

                  3.5.9. Provide limited review and comments on all firmware functional and detailed design specifications, if any, submitted by Buyer to Seller.

         3.6. Upon Seller's completion of designs for all models of the Products, including drawings, schematics, circuit descriptions, mechanical product specifications, mechanical design verification/assurance test data and stock lists in accordance with the Statement of Work (collectively, the "Designs"), but prior to Seller's beginning to develop and build prototypes of the Products, Seller shall submit the Designs to Buyer for review and approval.

                           3.6.1. Within ten (10) Business Days of Buyer's receipt of the Designs, Buyer shall notify Seller in writing of Buyer's approval of the Designs or Buyer's requested modifications to the Designs.
                  3.6.2. Seller shall use reasonable efforts to amend the Designs in order to comply with Buyer's requested modifications. Buyer shall reimburse Seller for any additional NRE Expenses incurred by Seller as a result of any modifications to the Designs which are outside the scope of or exceed the requirements set forth in the Statement of Work. Prior to making any modifications to the Designs, Seller shall provide a good faith estimate to Buyer in writing of the additional NRE Expenses which Seller expects to incur in connection with the design modifications requested by Buyer. Buyer and Seller shall agree in writing which of Buyer's requested modifications will be incorporated into the Designs.

                  3.6.3. When Buyer approves the Designs, Seller shall commence developing and building an initial prototype of each of the Products, including designing PCB layouts for the Products, creating artwork for the PCBs, producing the PCBs, ordering parts for the Products, and building and testing actual prototypes of each of the Products.

         3.7. For each of models 8501A, 8501M, 8612S, 8624S, IH24X, IHIST-A and IHIST-M, Seller shall deliver an Alpha Prototype to Buyer in accordance with the requirements and specifications set forth in this Agreement, including the Statement of Work, and according to the schedule set forth in Attachment G. Upon Seller's completion of an Alpha Prototype for each model, Seller shall submit five (5) units of such Alpha Prototype to Buyer for review and approval.

                  3.7.1. Within ten (10) Business Days of Buyer's receipt of an Alpha Prototype, Buyer shall notify Seller in writing of Buyer's requested modifications to such Alpha Prototype.

                  3.7.2. Seller shall use reasonable efforts to incorporate Buyer's requested modifications into a Beta Prototype of such Product. Buyer shall reimburse Seller for any additional NRE Expenses incurred by Seller as a result of any modifications to the Alpha Prototype requested by Buyer which are outside the scope of or exceed the requirements set forth in the Statement of Work. Prior to making any modifications to the Alpha Prototype, Seller shall provide a good faith estimate to Buyer in writing of the additional NRE Expenses which Seller expects to incur in connection with the modifications requested by Buyer. Buyer and Seller shall mutually agree on which modifications will be incorporated into the Beta Prototype of such Product.

         3.8. For each of models 8501A, 8501M, 8612S, 8624S, IH24X, IHIST-A and IHIST-M, Seller shall deliver a Beta Prototype to Buyer in accordance with the requirements and specifications set forth in this Agreement, including the Statement of Work, and according to the schedule set forth in Attachment G. Upon Seller's completion of a Beta Prototype for each model, Seller shall submit five
(5) units of such Beta Prototype to Buyer for review and approval.

                  3.8.1. Within ten (10) Business Days of Buyer's receipt of a Beta Prototype of a Product, Buyer shall notify Seller in writing of Buyer's approval of such Beta Prototype or Buyer's requested modifications to the Beta Prototype.

                  3.8.2. Seller shall use reasonable efforts to incorporate Buyer's requested modifications into such Beta Prototype. Buyer shall reimburse Seller for any additional NRE Expenses incurred by Seller as a result of any modifications to such Beta Prototype requested by Buyer which are outside the scope of or exceed the requirements set forth in the Statement of Work. Prior to making any modifications to a Beta Prototype, Seller shall provide a good faith estimate to Buyer in writing of the additional NRE Expenses which Seller expects to incur in connection with the modifications requested by Buyer. Buyer and Seller shall mutually agree on which modifications will be incorporated into the Beta Prototype.

                  3.8.3. Buyer may purchase additional units of the Alpha Prototypes and/or Beta Prototypes of each model of the Products pursuant to a separate Purchase Order under this Agreement at a price per unit which is mutually agreed by Seller and Buyer. Seller shall not submit the costs of such additional Alpha Prototypes and/or Beta Prototypes to Buyer for reimbursement as NRE Expenses.

         3.9. Following Buyer's approval of the Beta Prototype of a Product, Buyer shall submit a Purchase Order to Seller for pilot models of such Product ("Product Pilot Models") for field testing to be performed by Buyer with cooperation and support from Seller, including, Seller's timely remedial action in response to problems encountered during field testing which Buyer and Seller mutually agree are Seller's responsibility. Buyer's Purchase Order shall contain a mutually agreed upon price per unit for the Product Pilot Models. Seller shall not submit the costs of the Product Pilot Models for reimbursement by Buyer as NRE Expenses.

         3.10. When Buyer and Seller mutually agree that a Product Pilot Model has met all testing requirements, including field testing, and is ready for full production by Seller, Buyer and Seller shall execute a QC Release for Shipment document with respect to such Product Pilot Model, in substantially the form set forth in Attachment E hereto. Upon execution by Buyer and Seller of a QC Release for Shipment document with respect to a Product Pilot Model, Seller may begin production manufacturing of such model.

         3.11. Seller shall develop validation test procedures and specifications for the Products based on Seller's demonstrated practices with respect to product testing. Such test procedures and specifications shall be submitted by Seller for review and approval by Buyer. Buyer shall have ten (10) Business Days after receipt of such procedures and specifications to approve them or recommend modifications to Seller. Seller and Buyer shall mutually agree on all validation test procedures and specifications for the Products.

         3.12.    Buyer shall be responsible for:

                  3.12.1. Designing, developing and engineering the firmware for the Products, either internally or using third-parties;

                  3.12.2. Integrating the Products with Buyer's PBX, including system integration testing and associated performance level testing;

                  3.12.3.  Developing    Product   logos,   user   manuals   and
         advertising material;

                  3.12.4. Obtaining, at Buyer's expense, all federal or state governmental, agency or other approvals, licenses, certifications or permits which are necessary or required in order for Buyer to distribute the Products for sale to the public in the United States, including, but not limited to, compliance with (i) registration and technical standards requirements of Part 68 of the Federal Communications Commission's Rules and Regulations, (ii) the National Electrical Code and regulations thereunder, (iii) requirements of Subpart J of Part 15 of the Federal Communications Commission's Rules and Regulations relating to suppression of radio frequency and electromagnetic radiation to specified levels and (iv) technical standards required to obtain certification from Underwriters' Laboratories.

                  3.12.5. Obtaining, at Buyer's expense, all European governmental, agency or other approvals, licenses, certifications or permits which are necessary or required in order for Buyer to distribute the Products for sale to the public in European countries, including, but not limited to, compliance with (i) Safety -- Low Voltage Directive 72/23/EEC as amended by Directive 93/68/EEC, EN 60 950, BS 6301, (ii) Emission/Susceptibility -- EMC Directive 89/336/EEC as amended by Directive 93/68/EEC, EN 55 022, EN 55 024, EN 50-081-1, EN 50 082-1, CISPR 22, (iii) General -- Telecom Terminal Directive 91/263/EEC as amended by Directive 93/68/EEC, and (iv) "CE" marking.

                  3.12.6. Coordinating and performing all field trials with reasonable support and cooperation from Seller;

                  3.12.7. Preparing all system level engineering documentation required for Products meeting all requirements for QC Release for Shipment;

                  3.12.8.  Coordinating  Product  roll out,  including,  but not
         limited  to,  preparing   marketing  and  promotional   literature  and
         providing training associated with the Products; and

                  3.12.9. Providing first tier technical support for the Products to Buyer's customers.

         3.13. Subject to the terms of Section 3.13.5, Buyer agrees to reimburse Seller for all of Seller's non-recurring engineering and design expenses ("NRE Expenses") directly attributable to Seller's development of the Products, including without limitation, engineering time, materials costs, and travel expenses to and from Buyer's facilities, but excluding expenses incurred by Seller in connection with general design and engineering of the Boston Product Line.

                  3.13.1. Buyer shall make advances against Seller's NRE Expenses in five (5) installments as follows: (i) $109,800 upon execution of this Agreement, (ii) $100,000 upon Buyer's approval of the Designs, (iii) $83,000 upon Buyer's approval of the Alpha Prototypes of the Products, (iv) $36,600 upon Buyer's approval of Beta Prototypes and
         (v) $36,600 upon QC Release for Shipment of all models of the Products.

                  3.13.2. Within ten (10) Business Days of the end of each calendar month during this Agreement, Seller shall submit a status report of all NRE Expenses incurred by Seller during the prior calendar month to Buyer's Purchasing Department to the attention of the Purchasing Manager at Buyer's location in Novato, California. Within ten (10) Business Days after Buyer's receipt of Seller's status report, Buyer shall notify Seller in writing of Buyer's approval or disapproval of any NRE Expenses contained in such status report. If Buyer does not indicate any disapproval of any NRE Expenses within thirty (30) days after Buyer's receipt of Seller's status report, Buyer shall be deemed to have approved the NRE Expenses contained therein. Buyer and Seller agree to negotiate in good faith to resolve any disputes related to NRE Expenses.

                  3.13.3. Within thirty (30) Business Days of Seller's receipt of the first Purchase Order from Buyer following QC Release for Shipment of the Products, Seller shall submit a final report of all NRE Expenses incurred by Seller in connection with development of the Products together with itemized supporting documentation for such NRE Expenses. If Seller has incurred total actual NRE Expenses which are less than $366,000, Seller shall repay Buyer an amount equal to the difference between the actual NRE Expenses incurred by Seller and $366,000.

                  3.13.4. Seller agrees to notify Buyer when the NRE Expenses reach $366,000, and Buyer may approve, in Buyer's sole discretion, NRE Expenses in excess of that amount. If Buyer approves NRE Expenses in excess of $366,000 pursuant to this Agreement or if Seller incurs NRE Expenses due to Buyer's delay as set forth in Section 3.13.5, within thirty (30) days after Buyer's receipt of Seller's final report, Buyer shall remit payment to Seller for any such NRE Expenses in excess of $366,000.

                  3.13.5. Notwithstanding any provision to the contrary contained in this Agreement, except as provided in subsections 3.7.2,
         3.8.2 and this 3.13.5, as long as Buyer and Seller comply, within a two
         (2) week grace period, with all requirements set forth in the development schedule attached hereto as Attachment G, Seller agrees that Buyer shall have no obligation to reimburse Seller for aggregate NRE Expenses in excess of $366,000 incurred by Seller in connection with Seller's performance of its obligations under this Agreement, including the Statement of Work. If Seller incurs additional direct and unavoidable expenses due to Buyer's failure to comply with the development schedule attached hereto as Attachment G, Buyer shall reimburse Seller for such expenses as long as Buyer's delay is not a result of a previous delay by Seller.

         3.14. Each party shall retain all right, title and interest in and to any inventions, discoveries, methods, ideas, hardware and software, know-how and techniques, and all intellectual property rights therein owned or possessed by such party and/or its licensors as of the date of this Agreement ("Existing Intellectual Property"), which relate or have application to the Products and/or to the manufacture of the Products or other products generally. With respect to the Existing Intellectual Property, the following licenses are granted during the term of this Agreement:

                  3.14.1. With respect to Seller's Existing Intellectual Property which Seller discloses to Buyer in the performance of this Agreement, Seller grants Buyer a royalty-free, non-transferable, nonexclusive, worldwide license, sublicense, or, with Seller's consent, a license to grant a sublicense, to use Seller's Existing Intellectual Property for the limited purpose of (i) Buyer's development of firmware for the Novato Product Line as outlined in Section 3.12 hereof and (ii) installing and supporting the Novato Product Line. Notwithstanding the foregoing, Seller expressly retains at all times all right, title and interest in Seller's Existing Intellectual Property and all other technology related to the Boston Firmware which Seller provides Buyer for the limited purpose of developing firmware for the Novato Product Line.

                  3.14.2. With respect to Buyer's Existing Intellectual Property which Buyer discloses to Seller in the performance of this Agreement, Buyer grants Seller a royalty-free, non-transferable, nonexclusive, worldwide license or sublicense to use Buyer's Existing Intellectual Property for the limited purpose of developing the Products, manufacturing the Products and selling the Products to Buyer. All development of the Products by Seller shall occur at Seller's facility in Charlottesville, Virginia. Notwithstanding the foregoing, Buyer expressly retains at all times all right, title and interest in Buyer's Existing Intellectual Property and all other technology related to the Optic Firmware which Buyer provides Seller for the limited purpose of developing the Products, manufacturing the Products and selling the Products to Buyer.

         3.15. Seller shall own all intellectual property rights in inventions, discoveries, methods, ideas, hardware, software, know-how and techniques, including, but not limited to, all technical information, schematics, source code, object code, data, designs, sketches, drawings, blueprints, patterns, models, molds, fixtures, tools and any other materials derived from or based upon the Boston Product Line, which are made, created, developed, written conceived or first reduced to practice in the course of, arising out of, or as a result of work done under this Agreement ("Seller's Developed Intellectual Property"). With respect to Seller's Developed Intellectual Property, as long as Seller is manufacturing the Products for sale to Buyer, Seller grants Buyer a nonexclusive, royalty-free, non-transferable, worldwide license to use Seller's Developed Intellectual Property for the limited purposes of (i) Buyer's development of certain components of the Novato Product Line and (ii) installing and supporting the Novato Product Line.

         3.16. Buyer shall own all intellectual property rights in inventions, discoveries, methods, ideas, hardware, software, know-how and techniques, including, but not limited to, all technical information, schematics, source code, object code, data and any other materials derived from or based upon the Optic Firmware, which are made, created, developed, written conceived or first reduced to practice in the course of, arising out of, or as a result of work done under this Agreement ("Buyer's Developed Intellectual Property"). With respect to Buyer's Developed Intellectual Property, as long as Seller is manufacturing the Products for sale to Buyer, Buyer grants Seller a nonexclusive, royalty-free, non-transferable, worldwide license to use Buyer's Developed Intellectual Property for the limited purpose developing the Products, manufacturing the Products and selling the Products to Buyer. All development of the Products by Seller shall occur at Seller's facility in Charlottesville, Virginia.

         3.17. Buyer and Seller shall mutually agree upon procedures, including escalation procedures and required response times, for first-tier technical support of the Products to be provided by Buyer and second-tier technical support of the Products to be provided by Seller.

         3.18. Attachment G sets forth the engineering schedule for the design and development of the Products, (other than the IHIST-A and IHIST-M modules) as of the date of this Agreement. The parties recognize that with their mutual agreement, this schedule may be altered during the course of Product design and development, to reflect the occurrences of events that will have an effect on the schedule. The IHIST modules will follow the schedule for the Boston Product Line and are expected to be completed prior to the other Products.

         3.19. Attachment H sets forth the Product Release Schedule for the Products, as of the date of this Agreement. The parties recognize that with their mutual agreement, this schedule may be altered during the course of Product design and development, to reflect the occurences of events that will have an effect on the schedule.

         3.20. Buyer and Seller agree to conduct regularly scheduled meetings, in person or via teleconference, to exchange information, discuss development progress, respond to issues or problems and review schedules.

4.0      MANUFACTURING

         4.1 During the term of this Agreement, Seller agrees to maintain its manufacturing processes in accordance with standard industry practices and ISO 9001 guidelines or equivalent standards.

         4.2 All Products shall be manufactured by Seller and furnished to Buyer in strict conformity with the QC Release for Shipment version of each model of the Products. Seller's failure to deliver Products which conform to the QC Release for Shipment version of a Product model shall justify Buyer's rejection of nonconforming Products. Seller agrees to repair or replace, at Seller's expense, non-conforming Products within a reasonable period following Seller's receipt of a written notice from Buyer describing the manner in which the Products at issue do not conform with the QC Release for Shipment version of such Product.

         4.3 Seller shall manufacture the Products in accordance with Seller's normal high level of quality and product reliability. Seller has in-house capability to use surface mount technology ("SMT") assembly at its Charlottesville, Virginia manufacturing facility.

         4.4 Seller shall provide internal yield data and supplier performance data for the Products as reasonably requested by Buyer and which can be reasonably generated through Seller's data systems.

5.0      MANUFACTURING RIGHTS

         5.1 Seller agrees that the Products and any pricing associated with the Products are PROPRIETARY to Buyer at its Novato, California location. Except as expressly permitted by this Agreement, Seller shall not use or disclose any information  related  to  the  Products  or  pricing  of  the  Products  to  any third-party, including any of Buyer's Affiliates subsidiaries or joint venturers, without Buyer's prior written consent.

         5.2 Seller shall provide complete and updated information regarding the design, manufacture and test results for the Products, including all information related to the QC Release for Shipment versions of the Products (collectively, the "Escrowed Information"), to an escrow agent upon terms and conditions which are mutually agreeable to Buyer, Seller and the escrow agent.

                  5.2.1 If this Agreement is terminated due to Seller's Material Breach in accordance with Article 19.0 hereof or Seller otherwise discontinues manufacture of the Products for reasons including, but not limited to, Seller's dissolution or bankruptcy, Buyer shall be entitled to obtain the Escrowed Information from the escrow agent on terms and conditions as are mutually agreed upon by Buyer and Seller in writing. If Buyer is entitled to obtain the Escrowed Information pursuant to this Subsection 5.2.1, Seller shall grant Buyer an exclusive, non-transferable, worldwide license to use the Escrowed Information for the sole purpose of enabling Buyer or a third-party designated by Buyer to manufacture the Products. Buyer and Seller agree that during the period beginning on the date of this Agreement and terminating on the fifth anniversary thereof, Buyer shall be entitled to obtain such license of the Escrowed Information on a royalty-free basis and, thereafter, shall pay such royalty as Buyer and Seller shall mutually agree.

                  5.2.2 The Escrowed Information shall be returned to Seller and the escrow arrangements shall terminate at such time as both Seller and Buyer agree to discontinue manufacture of the Products.

         5.3 Seller agrees to give Buyer not less than six (6) months advance written notice of any plans to discontinue manufacture of the Products. Seller and Buyer shall negotiate in good faith to find an alternative means for meeting Buyer's future demand for the Products which may include, without limitation, Seller's manufacturing a sufficient supply of the Products to enable Buyer to phase the Novato Product Line out of use or Seller's transferring the Escrowed Information as described in Section .

6.0      PURCHASE OF PRODUCTS AND PRICING

         6.1 Buyer shall purchase Products in accordance with the provisions of this Agreement.

         6.2 Buyer's estimated annual requirements for the Products (the "Estimated Product Requirements") and Seller's pricing of the Products are set forth on Attachment C hereto. Buyer shall maintain on hand and in inventory at any given time a dollar amount of Products which is adequate to provide a reasonable level of service to Buyer's customers.

         6.3 The prices set forth in Attachment C have been mutually agreed upon by Buyer and Seller but are based upon Buyer's purchase of all of the Estimated Product Requirements. If Buyer does not purchase all of the Estimated Product Requirements in any year, Buyer shall not be subject to an upward price revision and/or billback for such year. Seller may amend Attachment C and adjust the prices of the Products in any subsequent year following a material reduction in Products purchased by Buyer, provided, however, that Seller and Buyer shall mutually agree to such price adjustment taking into account Buyer's reduced requirements.

         6.4 If Seller achieves a reduction in the cost of any component which is used in the Products, Seller shall make a proportionate reduction in the price of any Products which utilize such component so that such cost reduction is shared equally between Buyer and Seller. Any such price reduction shall apply to any unfilled Purchase Orders and all Purchase Orders received by Seller at its Charlottesville, Virginia offices after the effective date of the reduction in price of the component. Seller shall give Buyer a credit equal to the amount of such price decrease for all such Products held by Buyer in its inventory on the effective date of the price decrease, to be applied towards the purchase of additional Products.

         6.5 Buyer and Seller shall consult every ninety (90) days after Seller commences delivery of the Products to determine whether further cost reductions for the Products can be economically achieved through design, material, process or other changes.

         6.6 The benefit of any cost reductions in the Products which are achieved as a result of design or materials changes, whether initiated by Seller or jointly by Seller and Buyer, shall be shared equally between Buyer and Seller.

         6.7 This Agreement does not cover Seller's support to Buyer's Affiliates, joint venturers, and/or technology transfer partners which may require subassembly supply and/or component pricing. Buyer and Seller agree to negotiate in good faith to develop separate written agreements which shall address such matters in detail.

         6.8 Seller's prices do not include any taxes or other charges. All taxes, sales, use or privilege taxes, value-added taxes, excise or similar taxes or assessments, shipping, handling, insurance, brokerage, and other related charges levied by any governmental organization or pertaining to the Products (including its sale and shipment to Buyer) shall be paid by Buyer.

7.0      PURCHASE ORDERS

         7.1 Buyer, or divisions or majority-owned subsidiaries of Buyer listed on Attachment C hereto, shall submit to Seller orders for Products required by an Approved Purchaser on Purchase Orders ("Purchase Order") which shall comply with the provisions set forth in Attachment D hereto, shall be in such form and contain such information as may be designated by Seller, including the appropriate Product codes, the quantity of Products ordered, the desired shipping dates, shipping method and the destinations to which the Products are to be shipped.

         7.2 During any twelve (12) month period, Buyer shall submit Purchase Orders for Products in standard colors at an average rate of 2400 units per month, in accordance with Attachment C.

         7.3 If Buyer submits a Purchase Order for Products in a non-standard color as defined in 3.5.1, Seller shall be entitled to purchase plastic pellets in bulk amounts which would allow Seller to produce approximately 2000 units of plastic casings for such Products in such color regardless of the number of Products actually ordered by Buyer. Seller shall store any remaining plastic pellets for use in other Products in such color which Buyer may order from time to time thereafter until such inventory is depleted. Seller shall be entitled to invoice Buyer for any additional materials costs incurred by Seller in connection with non-standard color requests and for any unused plastic pellets which Seller has in inventory for more than eighteen (18) months.

         7.4 Seller is authorized to purchase raw materials against the first month of Buyer's forecasted demand beyond booked orders as set forth in the forecast to be provided by Buyer in accordance with Section hereof. Seller shall obtain written authorization from Buyer prior to procuring any components or raw materials required specifically for the Products which require long lead-time ordering or for which Buyer can obtain a volume discount for purchasing amounts in excess of the amounts set forth in the foregoing sentence.

         7.5 Seller shall acknowledge all Purchase Orders within five (5) Business Days of Seller's receipt thereof. Purchase Orders containing special requests or requirements may require a longer period for Seller's response and acknowledgment.

         7.6 All Purchase Orders shall be subject to and governed solely by the terms of this Agreement, notwithstanding any additional or different terms which may be contained in any document submitted by either party.

         7.7 Seller will make reasonable efforts to furnish a sufficient quantity of Products to meet the resale requirements of Buyer, and Buyer shall make reasonable efforts to ensure that it orders from Seller a reasonable, level and consistent quantity of Products throughout the term of this Agreement.

         7.8 At all times, Seller shall maintain a buffer inventory level of the Products equivalent to the lesser of one-twelfth of the Estimated Product Requirements or Buyer's forecasted demand for the next month as set forth in the forecast provided by Buyer pursuant to Section . At the end of the term of this Agreement, Buyer shall be responsible for any remaining inventory held by Seller in accordance with this Section 7.8 and shall issue a delivery schedule, not to exceed ninety (90) days, for such remaining inventory.

         7.9 At least five (5) Business Days prior to the beginning of each calendar month during the term of this Agreement, Buyer shall supply Seller with a twenty-six (26) week forecast of Buyer's demand for each of the Products.

         7.10 If Seller encounters an unforeseen shortage of parts or components ("Shortage Items") used in the manufacture of the Boston Product Line and the Novato Product Line, Seller shall apportion such Shortage Items for use in manufacturing the Boston Product Line and the Novato Product Line substantially in accordance with the ratio of Buyer's firm orders or forecasted demand for Products requiring such Shortage Items to total demand for all products requiring such Shortage Items, determined by reference to the forecast provided by Buyer pursuant to Section and Seller's internal forecast documentation, each as of the date on which the Shortage Items were originally ordered by Seller.

8.0      CANCELLATION OF PURCHASE ORDERS

         8.1 Buyer may cancel any Purchase Order under this Agreement, in whole or in part, by written notice to Seller. If a Purchase Order is canceled for any reason other than a Material Breach by Seller under this Agreement, Buyer shall bear all costs and expenses for any work in process or materials in inventory (but only to the extent such materials in inventory cannot be used in other products manufactured by Seller) covered by the canceled Purchase Order.

9.0      TERMS OF PAYMENT

         9.1 Seller shall invoice Buyer for each order placed by Buyer, upon shipment to Buyer of the Products so ordered. Any dispute about an invoice, including questions relating to proof of shipment, price discrepancy, quantity discrepancy, and freight charges, must be reported to Seller in writing within fifteen (15) days after Buyer's receipt of Seller's invoice. Any request to adjust an invoice that is submitted to Seller more than fifteen (15) days after Buyer's receipt of Seller's invoice may be rejected by Seller, and if so rejected, Buyer will not be entitled to the requested adjustment.

         9.2 Payment of the purchase price for Products purchased pursuant to this Agreement, including taxes, costs and fees as set forth in Section hereof and any shipping costs, shall be made by Buyer within fifteen (15) days after receipt of Seller's invoice for such Products. Buyer shall be obligated to make payment to Seller in a timely fashion for Products which it purchases, regardless of whether such Products are retained in Buyer's inventory or sold to customers, and if sold, regardless of whether such customers make payments to Buyer.

                  9.3 Invoices not paid within the period allowed for payment thereof shall be subject to interest on the unpaid amount at the rate of twelve percent (12%) per annum or the maximum contract rate fixed by law, whichever is less, computed from the date upon which such payment is deemed to be overdue until paid. If an invoice sent to Buyer contains a discrepancy or error which Buyer asserts in writing to Seller and in good faith within the time allowed for payment thereof, the disputed items on such invoice shall not be subject to interest for late payment provided such items are paid in full within fifteen
(15) Business Days after resolution of the asserted discrepancy or error.

         9.4 If Buyer does not pay to or reimburse Seller for any cost or charge imposed on Buyer pursuant to this Agreement, and in addition to any other remedies it may have in law or equity, Seller may offset such amounts against any obligations of Seller to Buyer under this Agreement or otherwise. If Buyer has a credit due from Seller, Seller will issue a credit memo to Buyer, which Buyer may thereafter apply towards payment of Buyer's accounts payable to Seller. Upon request from Buyer for a return authorization, Seller agrees that it will either issue such return authorization or provide Buyer with written substantiation for the refusal to issue the return authorization within thirty
(30) days of the request by Buyer. If Seller fails to issue a credit or a return authorization or provide written substantiation for the refusal, Buyer shall be entitled to offset the value of the credit or product against Buyer's accounts payable to Seller.

10.0     SHIPPING

                  10.1 Title and risk of loss or damage to Products purchased by Buyer shall pass to the Buyer upon delivery of such Products by Seller to a common carrier or other agency for shipment to Buyer.

                  10.2 All Products purchased by Buyer shall be shipped by Seller to Buyer F.O.B. Charlottesville, Virginia. Seller shall use reasonable efforts to ship Products to Buyer in accordance with Buyer's written shipping instructions.

                  10.3 At Buyer's request and with Seller's approval, Seller will establish a program for drop shipping Products directly to Buyer's customers or Affiliates.

                  10.4 All freight, transportation, rigging, crating, packing, demurrage, insurance, and handling charges, as well as customs duties, taxes, export licenses, and fees of the customs broker and shipping agent, shall be paid by Buyer.

11.0     QUALITY AND RELIABILITY

         11.1 Seller acknowledges that Buyer expects that all Products delivered to Buyer shall be of an acceptable quality as measured at Buyer's incoming inspection.

         11.2 Prior to commencing shipment of the Products to Buyer, Seller shall submit the Products to mutually agreed testing procedures developed in accordance with the Statement of Work.

         11.3 Seller will be provided regular quality rating reports in accordance with Buyer's supplier management program and Buyer's procedures governing such program ("Buyer's Supplier Management Program"). Buyer's Supplier Management Program provides that if, during any calendar month during the term of this Agreement, less than ninety-six percent (96%) of the Products delivered by Seller to Buyer meet Buyer's requirements for quality, Buyer shall issue a written supplier corrective action report (a "SCAR") to Seller which specifically describes the quality defects discovered by Buyer. If, during the month immediately following the month for which the SCAR was issued, less than ninety-six percent (96%) of the Products delivered by Seller to Buyer meet Buyer's requirements for quality, Buyer and Seller shall hold an on-site meeting to discuss corrective action. If, during the three (3) months immediately following the month for which the on-site meeting was held, less than ninety-six percent (96%) of the Products delivered by Seller to Buyer meet Buyer's requirements for quality, a Material Breach of this Agreement shall be deemed to have occurred and Buyer shall be entitled to all remedies set forth in Articles
 .0 and .0 of this Agreement.

12.0     WARRANTY AND SERVICE

         12.1 Seller warrants that Products sold to Buyer pursuant to this Agreement will perform in accordance with the QC Release for Shipment version of such Product and will be free from defects in material and workmanship for the longer of two (2) years from the date of manufacture or one (1) year from the date of delivery from Seller to Buyer (the "Warranty Period"), provided that such Products are installed in compliance with Seller's written specifications, to the extent applicable, and given normal service and maintenance by Buyer during the Warranty Period. Seller's obligation under this warranty shall be limited to repairing or replacing, at Seller's option, any part(s) that prove defective under normal and proper use and service for the Warranty Period. For such repairs and replacements, Buyer shall pay the cost for shipment to Seller's plant; and Seller shall pay the cost for shipment from its plant. This warranty shall not apply to lamps, fuses, batteries or other such items normally consumed in operation which have a normal life shorter than the Warranty Period.

         12.2 THE WARRANTIES CONTAINED IN THIS ARTICLE .0 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. THESE WARRANTIES SHALL BE VOID AS TO PRODUCTS DAMAGED OR RENDERED UNSERVICEABLE OR NON-FUNCTIONAL BY NEGLIGENCE OF NON-SELLER PERSONNEL, MISUSE, THEFT, VANDALISM, FIRE, LIGHTNING, POWER SURGES, WATER OR OTHER PERIL OR ACTS OF GOD, OR BY BUYER'S FAILURE TO COMPLY WITH PUBLISHED TECHNICAL REQUIREMENTS OR BY SERVICES OR PRODUCTS OF OTHER VENDORS, INCLUDING WITHOUT LIMITATION THE LINES OF ANY LOCAL EXCHANGE TELEPHONE COMPANY. REPAIR OR ALTERATION OF PRODUCTS BY PERSONS NOT AUTHORIZED BY SELLER VOIDS THE WARRANTY. LIABILITY OF SELLER HEREUNDER IS EXPRESSLY LIMITED TO THE REPAIR OR
REPLACEMENT DESCRIBED ABOVE, AND IN NO EVENT SHALL SELLER BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, SUCH AS LOST SALES, LOST PROFITS OR INJURY TO PROPERTY, IN RESPECT OF WARRANTY CLAIMS OR ANY OTHER ECONOMIC DAMAGES RELATING TO THE PERFORMANCE OR FUNCTIONALITY OF THE PRODUCTS, WHETHER THEY ARE ALLEGED TO ARISE IN CONTRACT OR TORT OR OTHERWISE. NO EXPRESS OR IMPLIED WARRANTY IS MADE AGAINST INTRUSIONS INTO SELLER'S VOICE PROCESSING SYSTEMS BY FRAUDULENT CALLERS OR AGAINST ANY TOLL FRAUD. SELLER MAKES NO WARRANTIES AS TO THE LAWFULNESS OF USING ANY FEATURE OF THE PRODUCTS TO MONITOR, RECORD OR FORWARD ANY ORAL, WIRE OR ELECTRONIC COMMUNICATION.

         12.3 Seller shall not be liable for any warranty offered by Buyer that differs from the warranty quoted above. Seller does not warrant any Products that have been modified without Seller's prior written consent, and Buyer shall not make or permit to be made, any alterations or modifications of any Products without the prior written consent of Seller. Buyer agrees to hold harmless and indemnify Seller against claims of any kind related to any unauthorized alterations or modifications of Products made or authorized by Buyer, or related to warranties by Buyer that differ from the warranty quoted above.

13.0     RETURN OF PRODUCTS

         13.1 "In warranty" defective Products shall be returned to Seller, postage or freight prepaid. Seller will, at its option, repair or replace such defective Products free of charge. Within fifteen (15) days of Seller's receipt of defective Products, Seller shall ship, at Seller's expense, repaired or replacement Products to Buyer, F.O.B. Charlottesville. All repaired defective Products will carry the original warranty period or an additional one-year warranty, whichever is greater. On a calendar quarterly basis, Seller will reimburse Buyer for the "average" return freight charges and insurance for all "in warranty" returns during such quarter. The "average" return freight charge shall be determined by the parties, by reference to "in warranty" Product returns during the first full calendar quarter of Product shipment.

         13.2 "Out of warranty" defective Products may be returned to Seller, postage or freight prepaid, without prior authorization. Seller will, at its option, repair or replace the defective Products. Units are re-dated to allow for a new warranty, which is one-year. All repair work is billed at prevailing rates, which, for purposes of this Agreement only, Seller agrees not to increase more than five percent (5%) in any calendar year. Repair rates for calendar year 1997 are set forth in Attachment F, subject to change in 1998 and subsequent years in accordance with the provisions of this section.
         3.1. Returned Products must be carefully packed to prevent damage. Any damage incurred during shipment will be the responsibility of the sender. All returns should be sent to: Comdial Corporation, 1180 Seminole Trail, Charlottesville, Virginia 22901, Attention: Comdial Product Services. A complete repair rate schedule is available upon request.

         13.3 Seller agrees to provide repair service for all Products sold under this Agreement for a period of five (5) years after shipment of the Products unless the Products have been misused or are beyond repair. Thereafter, Seller shall determine on a year to year basis, in its sole discretion and subject to the availability of required parts, whether to provide repair service for any additional period.

14.0     REPRESENTATIONS AND WARRANTIES BY BUYER

         14.1 Buyer represents and warrants to Seller that:

                  14.1.1 Buyer has the full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby;

                  14.1.2 the execution and delivery of this Agreement by Buyer and the carrying out by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with the terms hereof, subject to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity;

                  14.1.3 to the best of Buyer's knowledge, no authorization, consent, approval or order, or notice to or registration, qualification, declaration or filing with, any governmental authority, is required for the execution, delivery and performance by such party of this Agreement or the carrying out by such party of the transactions contemplated hereby;

                  14.1.4  to  the  best  of  Buyer's  knowledge,   none  of  the
         execution, delivery and performance by Buyer of this Agreement, the compliance with the terms and provisions hereof, and the carrying out of the transactions contemplated hereby, materially conflicts or will conflict with or result in a material breach or violation of any of the terms, conditions, or provisions of any law, governmental rule or regulation or organizational document, as amended, or bylaws, as amended, of Buyer or any applicable order, writ, injunction, judgment or decree of any court or governmental authority against Buyer or by which it or any of its properties is bound, or any loan agreement, indenture, mortgage, bond, note, resolution, contract or other agreement or instrument to which such Buyer is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or will result in the imposition of any third party lien upon any of its properties; and

                  14.1.5 there are no legal proceedings, arbitrations, administrative actions or other proceedings by or before any governmental or regulatory authority or agency, now pending or, to the knowledge of Buyer, threatened against Buyer party or any of its subsidiaries that if adversely determined, could reasonably be expected to have a material adverse effect on Buyer's ability to perform its obligations under this Agreement.

15.0     REPRESENTATIONS AND WARRANTIES BY SELLER

         15.1 Seller represents and warrants to Buyer that:

                  15.1.1 Seller has the full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby;

                  15.1.2 the execution and delivery of this Agreement by Seller and the carrying out by Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with the terms hereof, subject to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity;

                  15.1.3 to the best of Seller's knowledge, no authorization, consent, approval or order, or notice to or registration, qualification, declaration or filing with, any governmental authority, is required for the execution, delivery and performance by such party of this Agreement or the carrying out by such party of the transactions contemplated hereby;

                  15.1.4 to the best of Seller's knowledge, none of the execution, delivery and performance by Seller of this Agreement, the compliance with the terms and provisions hereof, and the carrying out of the transactions contemplated hereby, materially conflicts or will conflict with or result in a material breach or violation of any of the terms, conditions, or provisions of any law, governmental rule or regulation or organizational document, as amended, or bylaws, as amended, of Seller or any applicable order, writ, injunction, judgment or decree of any court or governmental authority against Seller or by which it or any of its properties is bound, or any loan agreement, indenture, mortgage, bond, note, resolution, contract or other agreement or instrument to which such Seller is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or will result in the imposition of any third party lien upon any of its properties; and

                  15.1.5 there are no legal proceedings, arbitrations, administrative actions or other proceedings by or before any governmental or regulatory authority or agency, now pending or, to the knowledge of Seller, threatened against Seller party or any of its subsidiaries that if adversely determined, could reasonably be expected to have a material adverse effect on Seller's ability to perform its obligations under this Agreement.

16.0     INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS.

         16.1 Buyer agrees to notify Seller promptly (but in no case later than ten (10) Business Days following Buyer's actual or constructive notice thereof) of any actual or threatened activity by any third party which might constitute an infringement or unauthorized or deceptive use by any person of any of Seller's copyrights, patents or other proprietary rights related to the Products. Seller reserves the sole and exclusive right to institute, maintain, and settle any proceedings for the infringement or deceptive use of the Intellectual Property. At Seller's expense, Buyer agrees to cooperate with Seller and to provide all reasonable assistance which may be requested by Seller in connection with any action which Seller may take regarding any such potential infringement or deceptive use.

         16.2 Buyer agrees to notify Seller promptly in writing (but in no case later than ten (10) Business Days following Buyer's actual or constructive notice thereof) of any claim asserted by a third party that any Product infringes upon the patent, copyright, or trademark rights of others (an "Infringement Claim"). For purposes of the indemnity provisions set forth in this subparagraph , the term "Product" shall be deemed to include each component and item of equipment comprising the Product. Conditioned upon such notice and at Seller's expense, Seller shall (i) at its sole option, defend or settle such Infringement Claim, procure for Buyer the right to sell the Product, or modify the Product to avoid infringement, and (ii) indemnify and hold Buyer harmless from any resulting costs or damages, including reasonable attorneys' fees. In no event, however, shall Seller have any liability for any claim based upon the combination, operation, or use of any Product applied with equipment not approved in writing by Seller, or based upon alterations of the Products by any person other than Seller.

17.0     INDEMNIFICATION PROVISIONS

         17.1 If Buyer receives a claim that a Product or any part thereof has caused damage or injury to others, Buyer shall immediately notify Seller in writing of any such claim. Seller shall defend or settle such claims and shall indemnify and hold Buyer harmless from any judgment which may be entered against Buyer as a result of a defective Product or the negligence of Seller, its agents, or its employees and all costs or expenses incurred by Buyer in connection therewith. Seller shall further indemnify and hold Buyer harmless from and against, any and all suits or claims for personal injury or property damage arising, or allegedly arising from, Seller's performance or non-performance of this Agreement. These obligations apply only if the injury or damages are due to the act, omission, fault, failure or negligence of Seller, its agents or employees. Seller agrees that Buyer may employ attorneys of its own selection to appeal and defend the claim or action on behalf ofBuyer at the expense of Seller, or, Buyer may elect to allow Seller, at Seller's expense, to employ an attorney to defend Buyer provided, however, Buyer reserves the right to approve any such attorney, and in the event of non-approval or the failure of Seller to employ an attorney, Buyer at its option, shall have the sole authority for the direction of the defense and shall be the sole judge of the acceptability of any compromise or settlement of any claims for actions against Buyer. Seller further agrees to pay the amount of any compromise or settlement. This provision for indemnification shall survive termination of the Agreement.

         17.2 Buyer shall indemnify and hold harmless Seller, its employees, agents, and affiliates from and against any and all claims, actions, liabilities, losses, and damages arising out of or in connection with Buyer's sale, lease, use, and related activities pursuant to this Agreement with respect to the Products, and resulting from the failure of Buyer to comply with all applicable laws, rules and/or regulations regarding advertising, selling, licensing, or exporting the Products, as well as any warranties granted by Buyer in excess of those warranties contained in Article .0 hereof. The foregoing obligation to indemnify Seller shall include, but not be limited to indemnification against all expenses, including reasonable attorney's fees and such fees on appeal, incurred by Seller in investigating and/or defending against any claims, action, or liabilities for which indemnification is provided for herein. Buyer agrees to defend Seller against any and all claims, actions, or liabilities for which indemnification is provided for herein, whether such claims or actions are rightfully or wrongfully brought or filed with respect to the subject of indemnification herein. Buyer agrees that Seller may employ attorneys of its own selection to appeal and defend the claim or action on behalf of Seller at the expense of Buyer, or, Seller may elect to allow Buyer, at Buyer's expense, to employ an attorney to defend Seller provided, however, Seller reserves the right to approve any such attorney, and in the event of non-approval or the failure of Buyer to employ an attorney, Seller at its option, shall have the sole authority for the direction of the defense and shall be the sole judge of the acceptability of any compromise or settlement of any claims for actions against Seller. Buyer further agrees to pay the amount of any compromise or settlement. This provision for indemnification shall survive termination of the Agreement.

18.0     CONFIDENTIAL INFORMATION

         18.1 Obligation: Buyer and Seller agree to maintain all Confidential Information in the strictest confidence. Without the prior written consent of the other party, Buyer and Seller agree not to disclose any Confidential Information to any third person, including, but not limited to, either party's affiliates, joint venturers, technology transfer partners, and not to make use of any Confidential Information for any purpose other than design, engineering and manufacturing the Products for sale to Buyer.

         18.2 Restricted Access: Buyer and Seller agree to restrict access to all Confidential Information to only such authorized employees and other agents who have a need for access to the Confidential Information in connection with their activities as contemplated by this Agreement and take all steps necessary to ensure that such employees and agents comply with the terms of this Agreement. Buyer and Seller agree to inform all employees and agents to whom Confidential Information is disclosed or made available of the terms of this Agreement and to ensure that all such employees and agents comply with the terms of this Agreement.

         18.3 Return: All Confidential Information and all materials and documents (including copies) containing Confidential Information provided by either party to the other shall remain the property of the party providing the Confidential Information and shall be returned to such party immediately upon request.

19.0     TERM AND TERMINATION

         19.1 This Agreement will expire sixty (60) months from the date first written above unless earlier terminated for a Material Breach as defined in Section . Upon expiration of the term, this Agreement may be renewed by mutual consent and agreement of the parties.

         19.2 Upon the occurrence and continuation of a Material Breach by either party, the non-defaulting party may terminate this Agreement by mailing a written termination notice to the defaulting party specifying a date not less than five (5) days after the date of such notice on which the Agreement shall terminate. For purposes of this Agreement, the term "Material Breach" shall mean:

                  19.2.1  default by Buyer in the  performance or observation of any of its material obligations or responsibilities under this Agreement and the continuance of such default for ninety (90) days after Buyer's receipt of written notice from Seller specifying such default, provided, however, that in the case of any such default which is of a nature that it is not capable of being cured within such ninety
         (90) day period, if Buyer shall diligently commence to cure such default within such ninety (90) day period and diligently and in good faith thereafter prosecute such cure to completion, the time within which such default must be cured shall be extended for such period as is reasonably necessary to complete the curing thereof with diligence, but in no event for more than 120 days; or

                  19.2.2 default by Seller in the  performance or observation of any of its material obligations or responsibilities under this Agreement and the continuance of such default for ninety (90) days after Seller's receipt of written notice from Buyer specifying such default, provided, however, that in the case of any such default which is of a nature that it is not capable of being cured within such ninety
         (90) day period, if Seller shall diligently commence to cure such default within such ninety (90) day period and diligently and in good faith thereafter prosecute such cure to completion, the time within which such default must be cured shall be extended for such period as is reasonably necessary to complete the curing thereof with diligence, but in no event for more than 120 days.

         19.3 Within thirty (30) days after the termination of this Agreement by Buyer without a Material Breach by Seller, Buyer will purchase from Seller all work-in-process and inventory relating to the Products.

         19.4 Notwithstanding that a date for termination of this Agreement shall have been established by notice or agreement, Seller shall be obligated to deliver and Buyer shall be obligated to accept and pay for all such Products as Buyer shall have ordered from Seller prior to such termination date. In no event shall Seller be obligated to deliver any Products ordered on or after the date of termination, provided, however, that Buyer shall not be relieved of any obligation to accept and pay for Products delivered by Seller and ordered by Buyer on or after the date of termination of this Agreement.

         19.5 The acceptance of any Purchase Order from, or the sale of any Products to, Buyer after the termination of this Agreement shall not be construed as a renewal or extension thereof nor as a waiver of termination, but in the absence of a new written agreement, all such transactions shall be governed by provisions identical with the provisions of this Agreement.

         19.6 Neither party hereto shall, by reason of the termination or non-renewal of this Agreement be liable to the other party for compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of such other party.

         19.7 Prior to Seller's commencing manufacture of the Products, if this Agreement is terminated in accordance with this Article 19.0 by Buyer due to Seller's Material Breach, Seller shall refund all NRE Expenses previously paid by Buyer to Seller. If this Agreement is terminated within such period by Seller due to Buyer's Material Breach, Buyer shall reimburse Seller for all NRE
Expenses incurred by Seller up to and including the effective date of termination.

         19.8 The termination of this Agreement shall not relieve Buyer or Seller of any obligations and duties which accrued prior to the termination, nor of any duties or obligations under this Agreement which are stated or necessarily implied to survive its termination.

20.0     DESIGN, PROCESS AND ENGINEERING CHANGES

         20.1 If reasonably possible, Seller agrees to provide six (6) months advance notification and shall obtain written approval of Buyer of any changes in form, fit or function of the Products. Implementation of such change will depend on the nature of the change, lead time required to obtain necessary parts, tooling lead time and/or inventory on hand. Seller and Buyer agree to cooperate to expedite implementation of such changes in a timely manner.

         20.2 All cost impacts and material availability issues shall be mutually reviewed and agreed upon in writing by Buyer and Seller prior to implementation.

         20.3 Seller and Buyer agree that the phrase "changes in form, fit or function" shall include any change which:
                  (a)      affects Buyer software;
                  (b) affects Buyer  hardware  electrical or mechanical  design;
                  (c) affects the Products' external appearance; (d) affects Buyer's user documentation; (e) affects the interchangeability of old and new versions of the Products; or (f) removes or degrades a capability described in a Product's data sheet or manual.

The phrase "changes in form, fit or function" shall not include changes to remedy "bugs" or other minor deviations from the Statement of Work or the QC Release for Shipment version of the Products, changes to improve manufacturability and reliability, or changes of raw-material suppliers.

         20.4 If Buyer requests a change in form, fit or function of the Products which results in Seller's having obsolete Products or materials in inventory which cannot be used by Seller in Seller's other products, Buyer shall purchase all such obsolete Products or materials from Seller at Seller's cost. Seller shall ship any obsolete Products and/or materials to Buyer at Buyer's request. Buyer shall reimburse Seller for any costs incurred by Seller in connection with shipping or disposing of obsolete inventory.

         20.5  Buyer  and  Seller  shall   mutually  agree  upon  a  system  for
determining numerical and alpha revision changes to the Products.

21.0     DELIVERY DELAYS

         21.1 Seller shall use reasonable efforts to ensure prompt delivery of all Products purchased by Buyer under this Agreement. Buyer's Supplier Management Program provides that if less than ninety-two percent (92%) of the Products delivered by Seller to Buyer during any calendar month arrive in accordance with delivery deadlines set forth in the Purchase Order for such Products, Buyer shall issue a SCAR to Seller. If, during the calendar month immediately following the month for which the SCAR was issued, less than ninety-two percent (92%) of the Products delivered by Seller to Buyer arrive in accordance with delivery deadlines set forth in the Purchase Order for such Products, Buyer and Seller shall hold an on-site meeting to discuss corrective action. If, during the three (3) months immediately following the month for which the on-site meeting was held, less than ninety-two percent (92%) of the Products delivered by Seller to Buyer arrive in accordance with delivery deadlines set forth in the Purchase Order for such Products, a Material Breach of this Agreement shall be deemed to have occurred and Buyer shall be entitled to all remedies set forth in Articles .0 and .0 hereof.

22.0     EXCUSABLE DELAYS

         22.1 Seller shall be excused from timely performance and shall not be liable for failure to perform, in whole or in part, as a result of any cause beyond Seller's reasonable control, including, but not limited to, acts or inactions of government whether in its sovereign or contractual capacity, judicial action, war, epidemics, explosions, civil disturbance, insurrection, sabotage, act of a public enemy, strike, labor dispute, accident, fire, flood, rain, snow, storm, or other acts of God, provided that Seller gives Buyer prompt notice of such delay.

         22.2 In the event of an excusable delay, Seller shall be entitled to relief from performance requirements for the duration of the event causing such delay, provided, however, that if such event exceeds thirty (30) days, Seller shall work with Buyer to establish an alternative method of supplying the Products until Seller is able to resume performance of its obligations under this Agreement.

23.0     COMPLIANCE WITH U.S. EXPORT REGULATIONS.

         23.1 Buyer shall comply with the rules and regulations under the U.S. Export Administration Act, the U.S. Anti-Boycott provisions, and the U.S. Foreign Corrupt Practices Act, as well as all of the applicable U.S. federal, state and municipal statutes, rules and regulations. Such compliance with U.S. Export control laws and regulations shall include, without limitation, an obligation to obtain any and all applicable or required export licenses or authorizations (including licenses or permits for the re-export of any Product or component thereof) and, if so requested by Seller, the obligation to demonstrate to Seller's reasonable satisfaction that all such licenses have been obtained.

         23.2 Notwithstanding the terms of Section 23.1, if Seller agrees to drop ship any Products to a destination outside of the United States pursuant to
Section 10.3, Seller shall comply with the rules and regulations under the U.S. Export Administration Act, the U.S. Anti-Boycott provisions, and the U.S. Foreign Corrupt Practices Act, as well as all of the applicable U.S. federal, state and municipal statutes, rules and regulations. Such compliance with U.S. Export control laws and regulations shall include, without limitation, an obligation to obtain any and all applicable or required export licenses or authorizations (including licenses or permits for the re-export of any Product or component thereof) and, if so requested by Buyer, the obligation to demonstrate to Buyer's reasonable satisfaction that all such licenses have been obtained.

24.0     FOREIGN CORRUPT PRACTICES ACT.

         The parties acknowledge that they are familiar with and understand the provisions of the United States Foreign Corrupt Practices Act of 1977 (the "Act"). In connection therewith, the parties agree that neither they, nor any of their officers, directors, employees or representatives, shall do or be instructed to do any of the following:

                  24.1 Pay or give anything of value, either directly or indirectly, to an official of any government or any political party for the purpose of influencing an act or decision in such person's official capacity, or inducing such person to use influence with the government in order to assist them in obtaining or retaining business for or with, or directing business to, any person, or for any other purpose whatsoever; or

                  24.2 Use any compensation received from the other party for any purpose, nor take any action, which would constitute a violation of any law of the United States of America (including the Act) or any country or governmental authority within the Territory.

25.0     NOTIFICATION

         All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to Buyer at:

                           Harris Corporation
                           300 Bel Marin Keys Boulevard
                           Novato, California 94949
                           Attn: Purchasing Manager
                           Fax: (415) 382-5156

                  If to Seller at:

                           Comdial Corporation
                           1180 Seminole Trail
                           Charlottesville, Virginia 22906
                           Attn: Wayne R. Wilver, Senior Vice President
                           Fax: (804) 978-2512


                  with a copy to:

                           McGuire, Woods, Battle & Boothe, LLP
                           P. O. Box 1288
                           418 East Jefferson Street
                           Charlottesville, Virginia 22902
                           Attn: Robert E. Stroud, Esq.
                           Fax: (804) 980-2272

26.0     GOVERNMENT CONTRACTS

         26.1 If Products to be furnished by Buyer to Seller under this Agreement are to be used in the performance of a government contract or subcontract with the United States of America (a "U.S. Government Contract) and a U.S. Government Contract number is identified in the Purchase Order for such Products, those clauses of the applicable United States procurement regulations whose inclusion in U.S. Government Contracts is mandatory under federal statute or regulation shall be incorporated by reference in the applicable Purchase Order.

         26.2 Seller agrees to comply with the following Federal Acquisition Regulation (FAR) clauses which are incorporated by reference herein: 52.220-4, Labor Surplus Area Subcontracting Program; 52.222-1, Notice to the Government of Labor Disputes; 52.222-4 Contract Work Hours and Safety Standards Act--Overtime Compensation; 52.222-26, Equal Opportunity; 52.222-35, Affirmative Action for Special Disabled and Vietnam Era Veterans; 52.222-35, Affirmative Action for Handicapped Workers; 52.222-37, Employment Reports on Special Disabled Veterans and Veterans of the Vietnam Era; 52-222-41, Service Contract Act; and 52.223-2, Clean Air and Water Act. Upon Seller's request, copies of these provisions shall be supplied by Buyer's purchasing department.

27.0     DISPUTE RESOLUTION; REMEDIES

         27.1 During the term of this Agreement, if any issue, dispute or controversy ("Dispute") should arise between Buyer and Seller, the Dispute shall be referred to the responsible senior management of each party for resolution. Neither party shall seek any other means of resolving any Dispute arising in connection with this Agreement until both parties' responsible senior managements have had at least five (5) Business Days to resolve the Dispute following referral of the Dispute to such responsible senior management. If the senior management of both parties are unable to resolve the Dispute, either party may then, at any time, deliver notice to the other party of its intent to submit the Dispute to arbitration, which notice shall outline the specific issues concerning the Dispute which must be resolved (the "Arbitration Notice").

         27.2 Not more than thirty (30) days after delivery of an Arbitration Notice, either party (for purposes of this Section , the "First Party") may give notice to the other party (for purposes of this Section , the "Second Party") that it has designated an arbitrator. Within twenty (20) days of the delivery of the notice of designation, the Second Party shall be required to designate a second arbitrator and to notify the First Party of such designation. Within twenty (20) days of the designation of the second arbitrator, the two designated arbitrators shall meet and shall jointly designate a third arbitrator who shall be neutral and impartial. Arbitrators shall be qualified by education and experience in the subject matter of the Dispute and issues to be arbitrated. The arbitrator designated by the party-appointed arbitrators shall be the Chairman of the arbitration panel. A determination by a majority of the panel shall be binding upon and enforceable against each party.

         27.3 If for any reason (i) the Second Party shall fails to designate an arbitrator after notice of designation is delivered by the First Party or (ii) the two party-appointed arbitrators fail to designate a third arbitrator, or the third arbitrator fails for any reason to serve, such arbitrator(s) shall be designated by the American Arbitration Association upon the demand of either Party.

         27.4 Arbitration proceedings initiated by Buyer against Seller shall be held in Charlottesville, Virginia and arbitration proceedings initiated by Seller against Buyer shall be held in San Francisco, California. Buyer and Seller may mutually agree on an alternative location for any arbitration proceeding.

         27.5 Buyer and Seller agree that any Dispute being resolved by arbitration shall be determined pursuant to the provisions of this Agreement and applicable commercial arbitration rules of the American Arbitration Association then in effect, but only to the extent such rules are not inconsistent with the provisions of this Agreement.

         27.6 The authority of the arbitrators shall be limited to resolution of the specific Dispute and related issues in controversy as designated by the parties.

28.0     AMENDMENT OF AGREEMENT

         28.1 This Agreement may be amended or altered in any of its provisions by the parties hereto only by a writing signed by both parties, and any such amendment shall become effective only when it has been signed by both parties or at such other time as such amendment may provide.

29.0     SECTION HEADINGS

         29.1 The section headings contained herein shall in no way limit, extend or interpret the scope or language of this Agreement or of any particular section, and such headings are intended to be utilized only for convenient reference.

30.0     ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES

         30.1 This Agreement (including the exhibits hereto and the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

31.0     GOVERNING LAW

         31.1 This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia without regard to any applicable conflicts of law provisions thereof.

32.0     NO ASSIGNMENT

         32.1 Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

33.0     INTERPRETATION

         33.1 Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders. All references to contracts, agreements, leases and other understandings or arrangements shall refer to oral as well as written matters.

34.0     WAIVER

         34.1 The waiver by either party of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

35.0     SEVERABILITY

         35.1 The invalidity or unenforceability of any provision in this Agreement shall not affect or impair the enforcement of any other provision, and this Agreement shall be construed as if such invalid or enforceable provision had not been contained in this Agreement.

36.0     COUNTERPART COPIES

         36.1 This Agreement may be executed in two counterpart copies, both of which shall be considered one in the same agreement and shall become binding on the parties when a counterpart copy has been signed by each of the parties and delivered to other party, it being understood that all parties need not sign the same counterpart copy.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written by their respective officers, each duly authorized.

HARRIS CORPORATION



By:\s\ Jerry A. Hayes

Name: Jerry A. Hayes

Title: Procurement Specialist

Date: March 4, 1997


COMDIAL CORPORATION


By: \s\ William G. Mustain
Name:    William G. Mustain

Title:   President

Date: 3-6-97